Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of  February 25, 2005 (this “Agreement”), is by and among First Union Real Estate Equity and Mortgage Investments, an unincorporated association in the form of a business trust organized in Ohio (the “Company”), Perrin Holden & Davenport Capital Corp., as initial purchaser (the “Initial Purchaser”) and each investor executing a signature page hereto (each an “Investor” and collectively, the “Investors”).

RECITALS:

A.                                   The Company has authorized a new series of preferred shares designated the “Series B-1 Cumulative Convertible Redeemable Preference Shares of Beneficial Interest” (the “Series B-1 Stock”), which will be convertible into shares of Common Stock in accordance with the terms of the Certificate of Designations governing the Series B-1 Stock, in the form attached hereto as Exhibit A (the “Certificate of Designations”).

B.                                     The Initial Purchaser desires to purchase from the Company, and the Company desires to sell to the Investors, upon the terms and subject to the conditions of this Agreement, the Series B-1 Shares.

C.                                     The Investors have agreed to purchase from the Initial Purchaser, and the Initial Purchaser has agreed to sell to the Investors, subject to the terms and conditions of this Agreement, the Series B-1 Shares.

D.                                    The Company, the Initial Purchaser and the Investors desire to set forth certain agreements herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings hereunder and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto do hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.                             Definitions.  As used in this Agreement, the following terms have the meanings set forth below.

“Accredited Investor” shall mean any Person that is an “accredited investor” within the definition contained in Rule 501(a) under the Securities Act.

“Affiliate” shall mean (a) with respect to an individual, any member of such individual’s family residing in the same household; (b) with respect to an entity: (i) any executive officer,

director, partner or Person that owns ten percent (10%) or more of the outstanding beneficial  interest of or in such entity, or (ii) any brother, sister, brother-in-law, sister-in-law, lineal descendant or ancestor of any executive officer, director, partner or Person that owns ten percent (10%) or more of the outstanding beneficial  interest of or in such entity; and (c) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person or entity; provided, however, that for purposes of the definition of “Affiliate,” no Investor shall be deemed an “Affiliate” of the Company.

“Agreement” shall have the meaning set forth in the preamble.

“Audited Financial Statements” shall have the meaning set forth in Section 3.07.

“Board of Trustees” shall mean the Board of Trustees of the Company.

“Business Day” shall mean any day other than (i) a Saturday, (ii) a Sunday or (iii) any other day on which banks in the City of New York are authorized or required to close.

“By-Laws” shall mean, when used with respect to a specified Person, the by-laws of a Person, as the same may be amended from time to time.

“Capital Stock” shall mean, with respect to any Person, any and all shares, shares of beneficial interest, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of such Person’s capital stock or any form of membership, ownership or participation  interests, as applicable, including partnership interests, whether now outstanding or hereafter issued and any and all securities, debt instruments, rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

“Certificate of Designations” shall have the meaning set forth in the recitals.

“Certificate of Incorporation” shall mean, when used with respect to a specified Person, the Declaration of Trust, Articles or Certificate of Incorporation or other applicable organizational document of such Person, as currently in effect.

“Closing” shall have the meaning set forth in Section 2.02(a).

“Closing Date” shall have the meaning set forth in Section 2.02(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Commission Filings” shall have the meaning set forth in Section 3.08.

“Common Stock” shall mean the common shares of beneficial interest, $1 par value per share, of the Company.

“Company” shall have the meaning set forth in the preamble.

“Company Group Member” shall mean each of the Company and its Affiliates and their respective directors, officers, employees, agents and attorneys and their respective successors and assigns.

“Company Subsidiaries” and “Company Subsidiary” shall have the meaning set forth in Section 3.03.

“Consents” shall mean all governmental and third party consents, approvals, filings, authorizations, qualifications and waivers necessary to be received or made by a Person.

“Contemplated Transactions” shall mean the transactions contemplated by each of this Agreement, and the other Transaction Documents.

“Contract” shall mean any legally binding contract, agreement, mortgage, deed of trust, bond, loan, indenture, lease, license, note, option, warrant, right, instrument, commitment or other similar document, arrangement or agreement, whether written or oral.

“Default” shall have the meaning set forth in Section 2.02(d).

“Environment” shall mean soil, surface waters, ground waters, land, stream, sediments, surface or subsurface strata and ambient air.

“Environmental Laws” shall mean all Laws relating to the pollution of or protection of the Environment, from contamination by, or relating to injury to, or the protection of, real or personal property or human health or the Environment, including, without limitation, all valid and lawful requirements and agreements with courts and other Governmental Bodies pertaining to reporting, licensing, permitting, investigation, remediation and removal of, emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants or hazardous or toxic substances, materials or wastes.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“GAAP” shall mean generally accepted accounting principles applied on a consistent basis as in effect in the United States of America.

“Governmental Body” shall mean any government or governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, arbitral body (public or private), department or other instrumentality or political unit or subdivision, whether located in the United States or abroad, the National Association of Securities Dealers, Inc., the New York Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or the American Stock Exchange.

“Hazardous Materials” shall mean any substance whether solid, liquid or gaseous in nature:  (i) the creation, processing, use, transfer, release or presence of which requires or may hereafter require notification, investigation, or remediation under any Environmental Law; (ii) which is or becomes defined as “toxic”, a “hazardous waste”, “hazardous material” or “hazardous substance” or “pollutant” or “contaminant” under any present or future Environmental Laws; (ii) the presence of which adversely affects or is injurious to human health or safety or the Environment;  (iv) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Body; (v) which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; (vi) which contains polychlorinated byphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or (vii) which contains or emits radioactive particles, waves or materials, including radon gas.

“Indemnitee” shall have the meaning set forth in Section 9.01.

“Indemnitor” shall have the meaning set forth in Section 9.01.

“Initial Purchase Price” shall have the meaning set forth in Section 2.01.

“Initial Purchaser” shall have the meaning set forth in the preamble.

“Initial Purchaser Group Members” shall mean the Initial Purchaser and its Affiliates and their respective directors, officers, employees, agents and attorneys and their respective successors and assigns.

“Investors” shall have the meaning set forth in the preamble.

“Investor Related Party Member” shall mean the Investors and their Affiliates and each of their respective members, directors, partners, officers, employees, agents and attorneys and their respective successors and permitted assigns.

“Investors’ Rights Agreement” shall have the meaning set forth in Section 7.01(g).

“IRS” shall mean the Internal Revenue Service.

“Law” shall mean any treaty, statute, ordinance, code, rule, regulation, Order or other legal requirement enacted, adopted, promulgated, applied or followed by any Governmental Body.

“Legal Proceeding” shall mean any judicial, administrative or arbitral actions, suits, proceedings (public or private) or governmental proceedings.

“Legend” shall mean the Legend set forth in Section 4.02(e).

“Liability” shall mean any debt, liability or obligation, whether known or unknown, asserted or unasserted, accrued, absolute, contingent or otherwise, whether due or to become due.

“Lien” shall mean any mortgage, pledge, lien (statutory or otherwise), security interest, hypothecation, conditional sale agreement, encumbrance or similar restriction or agreement.

“Loss” shall have the meaning set forth in Section 9.01.

“Material Adverse Effect” shall mean any event, condition or contingency that has had, or is reasonably likely to have, a material adverse effect on the business, assets, liabilities (including contingent liabilities), results of operations, financial condition or, to the knowledge of the Company, prospects of the Company and the Company Subsidiaries, taken as a whole or the ability of the Company to perform its obligations under the Transaction Documents or the validity or enforceability thereof.

“Notice” shall have the meaning set forth in Section 9.02(a).

“NYSE” shall mean the New York Stock Exchange.

“Order” shall mean any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

“Permits” shall mean any approvals, authorizations, licenses, permits or certificates by or of any Governmental Body.

“Permitted Liens” shall mean (a) easements, restrictions, covenants, rights of way or other minor irregularities of title currently of record against any of the Properties, (b) real and personal property leases, (c) Liens for Taxes not yet due and payable, or for Taxes being contested in good faith, provided that in each such case, adequate reserves are maintained in accordance with GAAP on the Balance Sheet, and (d) any Lien created by statute of carriers, warehousemen, vendors, mechanics, laborers or materialmen incurred in the ordinary course of business for sums not yet due and payable.

“Person” shall mean any individual, corporation, partnership, firm, limited liability company, joint venture, trust, association, unincorporated organization, group, joint-stock company, Governmental Body or other entity.

“Properties” shall have the meaning set forth in Section 3.12(a).

“Purchase Price” shall mean $91,000,000 in the aggregate, payable as set forth in Section 2.02.

“Registration Rights Agreement” shall have the meaning set forth in Section 7.01(f).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Series A Stock” shall mean the Series A Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest, $25 par value per share, of the Company.

“Series B-1 Designees” shall mean the Trustees elected by the Investors to the Board of Trustees pursuant to the Certificate of Designations.

“Series B-1 Shares” shall have the meaning set forth in Section 2.01.

“Series B-1 Stock” shall have the meaning set forth in the recitals.

“Specified Purchase Price” shall have the meaning set forth in Section 2.01.

“Subsidiary” shall mean, as to any Person, any other Person more than 50% of the shares of the voting stock, voting interests, membership interests or partnership interests of which are owned or controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries; provided, however, that First Union Management, Inc. shall not be deemed to be a Subsidiary of the Company.

“Tax Return” shall have the meaning set forth in Section 3.11(a).

“Taxes” shall mean all U.S. federal, state, local and foreign income, gross income, corporation, advance corporation, gross receipts, estimated, import, customs, duties, transfer, excise, property, sales, use, value-added, license, payroll, pay as you earn, withholding, social security and franchise or other governmental taxes, imposed by any Governmental Body and any interest, penalties or additions to tax with respect thereto.

“Transaction Documents” shall mean this Agreement, the schedules and exhibits hereto, the Certificate of Designations, the Series B-1 Shares, the Registration Rights Agreement, the Investors’ Rights Agreement, and any certificate or other document delivered by or on behalf of the Company or the Investors pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

“Unaudited Financial Statements” shall have the meaning specified in Section 3.07.

Section 1.02.                             Rules of Construction.  Unless the context otherwise requires:

(a)                                  an accounting term defined by GAAP that is not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(b)                                 “or” is not exclusive;

(c)                                  words in the singular include the plural, and words in the plural include the singular;

(d)                                 the words “include” and “including” shall be deemed to mean “include, without limitation,” and “including, without limitation”;

(e)                                  “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or clause where such terms may appear;

(f)                                    references to sections mean references to such section in this Agreement, unless stated otherwise; and

(g)                                 the use of any gender shall be applicable to all genders.

ARTICLE II
ISSUANCE, SALE AND PURCHASE OF THE SERIES B-1 STOCK

Section 2.01.                             Sale and Purchase of the Series B-1 Stock.  Upon the terms and subject to the conditions of this Agreement, the Company will sell to the Initial Purchaser, and the Initial Purchaser will purchase from the Company, an aggregate of 3,640,000 shares of the Series B-1 Stock (the “Series B-1 Shares”) for an aggregate purchase price of $90,750,000 (the “Initial Purchase Price”).  The Company will then cause the Initial Purchaser to immediately sell the Shares to the Investors, and the Investors will severally purchase from the Initial Purchaser, an aggregate of 3,640,000 shares of the Series B-1 Shares for an aggregate purchase price of $91,000,000] (the “Purchase Price”).  The number of Series B-1 Shares to be purchased by each Investor at the Closing and the portion of the aggregate purchase price to be paid by each Investor at the Closing in the exchange therefor, shall be as specified in Schedule 2.01 (with respect to each such Investor, such Investor’s “Specified Purchase Price”).

Section 2.02.                             Closing.

(a)                                  Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the transactions contemplated by Section 2.01 (the “Closing”) shall take place at 10:00 AM on February 28, 2005, or at such other time as may be mutually agreed upon by the Investors and the Company (the “Closing Date”).  The Closing shall occur on the Closing Date at the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York.

(b)                                 At the Closing: (i) the Company will deliver to the Initial Purchaser certificates for the Series B-1 Shares to be sold in accordance with the provisions of Section 2.01 registered in the name of the Initial Purchaser; (ii) the Initial Purchaser, in full payment for the Series B-1 Shares, will deliver to the Company immediately available funds, by wire transfer to such account as the Company shall specify, the Initial Purchase Price; and (iii) each party shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents, as shall be required under Article VII.

(c)                                  At the Closing: (i) the Initial Purchaser will deliver to the Investors certificates for the Series B-1 Shares to be sold in accordance with the provisions of Section 2.01 in such denominations as such Investor shall request registered in the respective names of the Investors and proportions set forth in Schedule 2.01; (ii) each Investor, in full payment for the Series B-1 Shares, will deliver to the Initial Purchaser immediately available funds, by wire transfer to such account as the Initial Purchaser shall specify, before the Closing such Investor’s Specified Purchase Price; and (iii) each party shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents, as shall be required under Article VII.

(d)                                 If the Company or the Initial Purchaser (i) fails to tender certificates at the Closing or fails to satisfy any condition that is not waived under Article VII of this Agreement (either such event, a “Default”), and (ii) does not cure such Default (or, in the case of a default by the Initial Purchaser, if the Company fails to locate another registered broker dealer who shall agree in writing to be bound by the terms of this Agreement who cures such Default) within ten (10) business days of the Closing Date, then the Investors will be released from their obligations under this Agreement without waiving their rights hereunder.

Section 2.03.                             Use of Proceeds.  The Company shall use the proceeds from the sale of the Series B-1 Stock for general corporate purposes.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Initial Purchaser and to each of the Investors as follows:

Section 3.01.                             Organization and Good Standing.  The Company is an unincorporated association in the form of a business trust organized, validly existing and in good standing under the Laws of the State of Ohio, and has full trust power and authority to own, lease and operate its properties, and carry on its business as presently conducted.  The Company is duly qualified, registered or licensed as a foreign business entity to do business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the character of its present operations makes such qualification, registration or licensing necessary, except where the failure to so qualify or be in good standing could not individually or in the aggregate reasonably have a Material Adverse Effect.  The Company has heretofore delivered or made available to the Initial Purchaser and to the Investors complete and correct copies of the Declaration of Trust and all amendments thereto of the Company, as in effect as of the date of this Agreement.

Section 3.02.                             Authority; Binding Effect.  The Company has full trust power and authority to execute, deliver and perform this Agreement and the other Transaction Documents and to consummate the Contemplated Transactions.  The execution and delivery of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and by the other Transaction Documents have been duly and validly approved by all necessary action on the part of the Company.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effects of general equitable principles.  The other Transaction Documents, when executed and delivered by the Company, will be duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effects of general equitable principles.

Section 3.03.                             Organization and Good Standing of Company Subsidiaries.  Schedule 3.03 lists all Subsidiaries of the Company and their respective jurisdictions of incorporation (collectively, the “Company Subsidiaries” and each, a “Company Subsidiary”).  Except as set forth in Schedule 3.03, the Company owns, directly or indirectly, all the shares of outstanding Capital Stock of each Company Subsidiary.  There are no outstanding securities or rights convertible into or exchangeable for shares of any Capital Stock of any Company Subsidiary and there are no Contracts by which any Company Subsidiary is bound to issue additional shares of Capital Stock.  All of the shares of Capital Stock of each of the Company Subsidiaries are duly and validly authorized, fully paid and non-assessable and, except for the Liens set forth in Schedule 3.03, are owned by the Company free and clear of any Lien with respect thereto.  Each Company Subsidiary is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so licensed or qualified in any such jurisdiction could not individually or in the aggregate reasonably have a Material Adverse Effect.  Except for the limitations relating to the Liens set forth in Schedule 3.03, no Company Subsidiary is subject to any restriction on its ability to make distributions to its owners.

Section 3.04.                             Capitalization.

(a)                                  Schedule 3.04(a) sets forth (i) the authorized capitalization of the Company, the number of shares of each class issued and outstanding and the number of shares reserved for issuance in connection with the Company’s stock option plans or otherwise, and (ii) all options, warrants, rights to subscribe to, calls, contracts, undertakings, arrangements and commitments to issue which may result in the issuance of stock of the Company.  All of the issued and outstanding shares of the Company’s stock have been and all shares reserved for issuance will on issuance be, duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive rights.  Except as set forth on Schedule 3.04(a), pursuant to this Agreement, and as provided in the Certificates of Designations of the Series A Stock and Series B-1 Stock, (i) no equity securities of the Company are or may be required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever, (ii) there are outstanding no securities or rights convertible into or exchangeable for shares of any stock of the Company, and (iii) there are no contracts, commitments, understandings or arrangements by which the Company is bound to issue additional shares of its stock or securities or rights convertible into or exchangeable for shares of any stock of the Company, or options, warrants or rights to purchase or acquire any additional shares of its stock.  Neither the Company nor any Company Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Capital

Stock.  Except as contemplated by the Registration Rights Agreement or as set forth on Schedule 3.04(a), there are no Contracts between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in any other registration statement filed by the Company under the Securities Act.

(b)                                 The Series B-1 Shares will have the voting powers, designations, preferences and rights, and the qualifications, limitations and restrictions thereof, set forth in the Certificate of Designations.  The Company has reserved, or will on or before Closing reserve, for issuance the shares of Common Stock issuable upon conversion of the Series B-1 Shares.  When paid for by, and issued to, the Initial Purchaser, the Series B-1 Shares will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of any Liens.  When paid for by, and sold to, each of the Investors the Series B-1 Shares will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of any Liens.  The issuance and sale of the Series B-1 Shares is not subject to any preemptive rights.  Except for the restrictions set forth, or referred to, in the Legend, the Series B-1 Shares when issued and sold will not be subject to any restriction on use, voting or transfer; and the shares of Common Stock issuable to each such Investor upon conversion of the Series B-1 Shares, when issued in accordance with the Company’s Declaration of Trust, will be duly authorized, validly issued, fully paid and non-assessable, and will be free and clear of any Liens and except for the restrictions set forth, or referred to, in the Legend, will not be subject to any restriction on use, voting or transfer or to any preemptive rights.

Section 3.05.                             No Violations; Consents.  Except as set forth on Schedule 3.05, neither the execution, delivery or performance by the Company of this Agreement or the other Transaction Documents nor the consummation of the Contemplated Transactions, will (a) conflict with, or result in the breach of, any provision of the organizational documents or by-laws of the Company or any Company Subsidiary, (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Contract, Permit or Order to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary is bound, (c) constitute a violation of any Law applicable to the Company or any Company Subsidiary; or (d) result in the creation of any Lien upon the properties or assets of the Company or any Company Subsidiary other than with respect to the foregoing clauses (b), (c) and (d), such requirements, conflicts, violations, breaches or rights which could not individually or in the aggregate reasonably have a Material Adverse Effect.  Except as set forth on Schedule 3.05, other than those which have been obtained or made or which could not individually or in the aggregate reasonably have a Material Adverse Effect, no Consent is required on the part of the Company or the Company Subsidiaries in connection with the execution and delivery of this Agreement or the Transaction Documents, or the compliance by the Company with any of the provisions hereof or thereof.

Section 3.06.                             Listing.  The Company is not in violation of the listing requirements of the NYSE in any material respect.  The Company has not received any notice from the NYSE that the Common Stock is to be delisted by the NYSE.  Conditioned upon the approval of a listing application by the NYSE, the transactions contemplated under this Agreement constitute a bona fide private financing under paragraph 312.03 of the NYSE Listed Company Manual and stockholder approval is not required under the rules and regulations of the NYSE in order to authorize the issuance of the Series B-1 Shares pursuant to this Agreement or the listing of the Common Stock into which the Series B-1 Stock is convertible.

Section 3.07.                             Financial Statements.  The Company has previously delivered to the Initial Purchaser and to the Investors copies of (i) the combined balance sheet of the Company, First Union Management, Inc. and the Company Subsidiaries as of December 31, 2003 and the related combined statements of operations, shareholder’ equity and cash flow for the year ended December 31, 2003 as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed by the Company with the SEC under the Exchange Act, and accompanied by the audit report of KPMG LLP, independent public accountants, (collectively, the “Audited Financial Statements”), and (ii) the unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of September 30, 2004 (the “Balance Sheet”) and the related unaudited consolidated income statements and cash flows for the thirteen weeks and thirty-nine weeks ended September 30, 2004, as reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, filed with the SEC under the Exchange Act (the “Unaudited Financial Statements”). The Audited Financial Statements accurately reflect the books and records of the Company and present fairly, in all material respects, the combined financial position of the Company, First Union Management, Inc. and the Company Subsidiaries and the combined results of their operations and their cash flows for the periods and dates covered thereby, in conformity with GAAP.  The Unaudited Financial Statements accurately reflect the books and records of the Company and present fairly, in all material respects, the combined financial position of the Company and the Company Subsidiaries and the combined results of their operations and their cash flows for the period and date covered thereby, in conformity with GAAP, except for changes resulting from normal year-end adjustments (none of which will be material in amount).

Section 3.08.                             Commission Filings.  The Company has filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC under the Securities Act or the Exchange Act from and after December 31, 2003 (all such reports and statements are collectively referred to herein as the “Commission Filings”).  As of their respective dates, the Commission Filings, including the financial statements contained therein, complied in all material respects with all of the statutes and published rules and regulations enforced or promulgated by the regulatory authority with which the Commission Filings were filed, and, except to the extent the information in any Commission Filing has been revised or superseded by a later filed Commission Filing, did not and do not as of the date hereof contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.09.                             Absence of Certain Developments.

(a)                                  Except as set forth on Schedule 3.09(a), or disclosed in the Commission Filings, since December 31, 2003:

(i)                                     no event, condition or contingency has occurred which could reasonably have a Material Adverse Effect;

(ii)                                  neither the Company nor any Company Subsidiary has transferred, issued, sold or disposed of any shares of their Capital Stock or granted any options, warrants, calls or other rights to purchase or otherwise acquire shares of their Capital Stock other than under the Company’s employee stock option plans and the dissolution of former Company Subsidiaries;

(iii)                               there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property of the Company or any Company Subsidiary having a material adverse impact on the business of the Company or the Company Subsidiaries, taken as a whole;

(iv)                              neither the Company nor any Company Subsidiary has made any change in the accounting principles, methods or practices followed by it (including, without limitation, its method of accounting for stock options) other than a change which was required by reason of a concurrent change in Law or GAAP;

(v)                                 neither the Company nor any Company Subsidiary has amended its organizational documents or By-Laws except as contemplated by this Agreement;

Section 3.10.                             Litigation.  There are no Legal Proceedings pending or, to the knowledge of the Company, threatened, that question the validity of this Agreement or the Transaction Documents or any action taken or to be taken by the Company or any Company Subsidiary in connection with the consummation of the Contemplated Transactions.  Except as otherwise disclosed herein or in the Commission Filings or on Schedule 3.10, there are no Legal Proceedings pending or, to the knowledge of the Company, threatened, against or affecting the Company or any Company Subsidiary or any of their respective properties or assets, at Law or in equity, involving claims of more than $1,000,000 or that otherwise individually or in the aggregate could reasonably have a Material Adverse Effect if adversely determined.  There is no outstanding or, to the knowledge of the Company, threatened, Order of any Governmental Body against the Company or any Company Subsidiary or any of their respective properties or assets, which Orders could individually or in the aggregate reasonably have a Material Adverse Effect.

Section 3.11.                             Tax Matters.

(a)                                  For the periods since January 1, 2001, the Company and each Company Subsidiary has timely filed or caused to be timely filed any and all returns, declarations, reports (including any consolidated, combined or unitary returns), claims for refund, information returns, or other documents or statements relating to Taxes, including any schedule or attachment thereto and any amendment or supplement thereof (each, a “Tax Return”) required to be filed by it under applicable federal, state, local or foreign Law, except to the extent that any failure to do so could not individually or in the aggregate reasonably have a Material Adverse Effect. The reserves for Taxes contained in the financial statements of the Company or carried on the books and records of the Company and the Company Subsidiaries, as applicable, are in the aggregate adequate to cover all Tax liabilities and deferred Taxes of the Company and the Company Subsidiaries as of the date of this Agreement, except to the extent that any inadequacy could not individually or in the aggregate reasonably have a Material Adverse Effect.

(b)                                 For the periods since January 1, 2001, all Taxes shown as being due and owing by the Company or any Company Subsidiary on any Tax Return have been paid.

(c)                                  The Company and each Company Subsidiary has timely withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or third party, except to the extent that any failure to do so could not individually or in the aggregate reasonably have a Material Adverse Effect.

(d)                                 None of the Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case except as to Taxes that are disclosed on Schedule 3.11(d) or in the financial statements of the Company and the Company Subsidiaries, as applicable, or that, if assessed could not individually or in the aggregate reasonably have a Material Adverse Effect.

(e)                                  The Company has elected under Section 856(c) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed as a real estate investment trust (“REIT”), and such election has not been revoked or terminated and remains in full force and effect.  The Company is qualified under the Code as a REIT.

Section 3.12.                             Real Property.

(a)                                  Each of the Company and the Company Subsidiaries owns interests in the properties listed on Schedule 3.12(a) (the “Properties”), free and clear of all Liens other than Permitted Liens and the Liens set forth on Schedule 3.12(a) or disclosed in the Commission Filings.

(b)                                 Each of the Company and the Company Subsidiaries owns either a fee simple interest or a land estate or interest as a ground lessee in the Properties as set forth in Schedule 3.12(b).

Section 3.13.                             Material Contracts.  Except as listed on Schedule 3.13, there is no default and the Company has received no written notice of default under any Contract or a Contract listed in the Commission Filings by the Company, the Company Subsidiaries or, to the knowledge of the Company, by any other party thereto, in each case which could individually or in the aggregate reasonably have a Material Adverse Effect, and no event has occurred that, individually or in the aggregate, with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company, the Company Subsidiaries or, to the knowledge of the Company, by any other party thereto, that could individually or in the aggregate reasonably have a Material Adverse Effect.

Section 3.14.                             Company Employees.  The Company has no employees and is administered by FUR Advisors LLC pursuant to an Advisory Agreement, dated December 31, 2003.  The Company does not presently maintain or contribute to, or have any liability with respect to, any employee benefit plan.

Section 3.15.                             Compliance with Laws.  (a) The Company and the Company Subsidiaries are in compliance in all material respects with all material Laws and material Orders promulgated by any Governmental Body applicable to the Company and the Company Subsidiaries or to the conduct of the business or operations of the Company and the Company Subsidiaries or the use of their properties (including any leased properties) and assets.  Since January 1, 2004, neither the Company nor any Company Subsidiary has received any written notice of violation or alleged material violation of any such Law or Order by any Governmental Body in any material respect that has not been resolved. Since January 1, 2004, neither the Company nor any Company Subsidiary has received written notice that it is the subject of an investigation by any Governmental Body which could individually or in the aggregate reasonably have a Material Adverse Effect.

(b)                                 To the knowledge of the Company, except as set forth on Schedule 3.15(b), the Company and the Company Subsidiaries have all Permits necessary for the conduct of their business, except where the failure to have such Permits would not individually or in the aggregate reasonably have a Material Adverse Effect.

Section 3.16.                             Preferred Stock Exemption.

(a)                                  Assuming the representations and warranties of the Investors contained in Article IV are true, the offer and sale of the Series B-1 Shares (and the issuance of the Common Stock to such Investors upon the conversion of such Series B-1 Shares) are exempt from the registration requirements of the Securities Act.  The Company has not taken and will not take any actions which would cause the offers and sales contemplated hereunder to become ineligible for exemption under the Securities Act.

(b)                                 Neither the Company nor any Person acting on its behalf has offered the Series B-1 Stock to any Person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

Section 3.17.                             Investment Company Act.  The Company and the Company Subsidiaries are not, nor are they directly or indirectly controlled by or acting on behalf of any Person that is, an investment company within the meaning of the Investment Company Act of 1940, as amended.

Section 3.18.                             Financial Advisors.  Except as set forth on Schedule 3.18, no agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee as a result of actions taken by the Company or its Affiliates, directly or indirectly, in connection with the Contemplated Transactions.

Section 3.19.                             No General Solicitation.  None of the Company or any of its “affiliates” (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Series B-1 Shares (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company has not entered into any contractual arrangement with respect to the distribution of the Series B-1 Shares except for this Agreement and the Registration Rights Agreement, and the Company will not enter into any such arrangement.

Section 3.20.                             Environmental Laws.  Except as set forth in Schedule 3.20, each of the Company and the Company Subsidiaries is in compliance in all material respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws, or in any plan, Order, notice or demand letter issued, entered, promulgated or approved thereunder except where the failure to comply would not individually or in the aggregate have a Material Adverse Effect.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE
INITIAL PURCHASER AND THE INVESTORS

Section 4.01.                             Initial Purchaser Representations.

(a)                                  The Initial Purchaser represents and warrants to and agrees with the Company and each of the Investors that it is a registered broker-dealer and an institutional accredited investor, as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, as the case may be, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series B-1 Shares, and (ii) it is not acquiring the Series B-1 Shares with any present intention of offering or selling any of the Series B-1 Shares in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction

(b)                                 The Initial Purchaser hereby represents and warrants to the Company and each of the Investors that it (i) has not solicited offers for, or offered or sold, the Series B-1 Shares by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) has only solicited offers for the Series B-1 Shares from persons whom the Initial Purchaser reasonably believed to be accredited investors.

(c)                                  The Initial Purchaser represents and warrants to the Company and each of the Investors that it has had the opportunity, directly or indirectly or through its representatives, to ask questions of and receive answers from Persons acting on behalf of the Company concerning the transactions contemplated by this Agreement.

Section 4.02.                             Investors Representations.  Each of the Investors represents and warrants, severally, to the Company as follows:

(a)                                  Authorization.  Such Investor is a corporation, partnership or limited liability company duly organized and validly existing under the Laws of the state or country of its jurisdiction of formation.  Such Investor has the full corporate, partnership or limited liability company power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the other Transaction Documents and the consummation by the Investors of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Investors.  This Agreement and the other Transaction Documents have been and will be, as the case may be, duly executed and delivered by such Investor and constitute legal, valid and binding obligations of such Investor, enforceable in accordance with their respective terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effects of general equitable principles.

(b)                                 Investment Representations.  Such Investor is an Accredited Investor and is acquiring the Series B-1 Shares allocated to such Investor for such Investor’s own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein.  Such Investor has adequate net worth and means of providing for its current needs and contingencies and is able to sustain a complete loss of the investment in such Series B-1 Shares, and has no need for liquidity in such investment.  Such Investor, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Series B-1 Shares, and such Investor, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in such Series B-1 Shares.  Such Investor understands that the Series B-1 Stock has not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to the exemption provided in Section 4(2) and/or Regulation D promulgated under the Securities Act, and that the Series B-1 Stock may not be sold or otherwise disposed of unless registered under the Securities Act or exempted from such registration.

(c)                                  Investors’ Acknowledgment.  Such Investor has had the opportunity, directly or through its representatives, to ask questions of and receive answers from Persons acting on behalf of the Company concerning the transactions contemplated by this Agreement.

(d)                                 Financial Advisors.  No agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee as a result of actions taken by such Investor, directly or indirectly, in connection with any of  the transactions contemplated by this Agreement or any of the

Transaction Documents except that Credit Suisse First Boston has acted as the Company’s placement agent for the Transaction as set forth on Schedule 3.18.

(e)                                  Legend.

(i)                                     The certificates evidencing the Series B-1 Stock and the Common Stock issuable upon conversion of the Series B-1 Stock will bear a legend (the “Legend”) substantially similar to the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NO INTEREST IN THESE SECURITIES MAY BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.  THIS CERTIFICATE IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF THE INVESTORS’ RIGHTS AGREEMENT BETWEEN THE COMPANY, AND THE INVESTORS REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE COMPANY.  EXCEPT AS PROVIDED IN SUCH AGREEMENT, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE AND ANY PURPORTED TRANSFER IN VIOLATION OF THE PROVISIONS OF SUCH AGREEMENT SHALL BE VOID AND OF NO FORCE AND EFFECT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER CONTAINED IN THE BY-LAWS AND THE CERTIFICATE OF DESIGNATIONS FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).  IF THE RESTRICTIONS ON OWNERSHIP OR TRANSFER ARE VIOLATED THE ISSUANCE OR TRANSFER RESULTING IN SUCH VIOLATION WILL BE VALID ONLY WITH RESPECT TO SUCH AMOUNT OF SECURITIES AS DOES NOT RESULT IN A VIOLATION OF THE COMPANY’S BY-LAWS OR CERTIFICATE OF DESIGNATIONS, AND SUCH ISSUANCE OR TRANSFER SHALL BE NULL AND VOID WITH RESPECT TO ANY EXCESS SECURITIES.  ALL TERMS IN THIS LEGEND NOT

OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASCRIBED THERETO IN THE COMPANY’S BY-LAWS OR CERTIFICATE OF DESIGNATIONS AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME.

(ii)                                  The first paragraph of the legend endorsed on the certificates pursuant to Section 4.02(e) hereof shall be removed and the Company shall issue a certificate without such portion of the legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) the securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, and (iii) such securities may be sold by the holder without restriction or registration under Rule 144(k) under the Securities Act (or any successor provision).

(f)                                    Ownership and Transfer Limitations.  Such Investor has received a copy of the By-Laws of the Company and the Certificate of Designations for the Series B-1 Stock, and understands the restrictions on transfer and ownership of the Company’s Capital Stock included therein.  As of the Closing, no Person who or which is a beneficial owner of such Investor will own indirectly (based solely on such Person’s percentage ownership of Series B-1 Stock through the Investor) 9.8% or more of the Series B-1 Stock.  The Investors are not acting as a “group” under Section 13(d) of the Exchange Act.

(g)                                 No Other Representation.  Such Investor acknowledges that the Company is not making any representation, warranty, covenant or agreement in connection with the transactions contemplated by this Agreement, other than as set forth in this Agreement and the other Transaction Documents.

(h)                                 NYSE Compliance.  Such Investor acknowledges that it does not beneficially own more than five percent of the Company’s outstanding Common Shares and is not otherwise a substantial stockholder of the Company, as defined under Rule 312.03 of the NYSE Listed Company Manual.

(i)                                     Other than as set forth in Section 4.01, each of the Investors hereby acknowledges and agrees that it has not relied upon any representation by the Initial Purchaser, nor has the Initial Purchaser made any representation to such Investor, in connection with this Agreement and the transactions contemplated hereby.

Section 4.03.                             Each of the parties hereto acknowledges that Credit Suisse First Boston and its Affiliates are acting solely as financial advisor and/or placement agent to the Company and have not provided advice to any Investor in connection with the transaction contemplated by this Agreement.  Each Investor further acknowledges and agrees that it has not relied upon any representation by Credit Suisse First Boston or any of its Affiliates, nor have Credit Suisse or any of its Affiliates made any representation to such Investor in connection with this Agreement and the transactions contemplated hereby.

ARTICLE V
COVENANTS OF THE COMPANY

The Company covenants and agrees that for so long as the Series B-1 Shares are outstanding (and in the case of Section 5.06, as long as the Investor holds shares of Common Stock issued on conversion thereof):

Section 5.01.                             Accounting System.  The Company will maintain a system of accounting and proper books of record and account, in accordance with GAAP and applicable Laws.

Section 5.02.                             Corporate Existence.  The Company will preserve and keep in full force and effect its existence as an unincorporated business trust and the corporate existence of each Company Subsidiary (unless merged into the Company) and all rights and franchises of the Company and the Company Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve or keep in full force and effect such existence of a subsidiary, right or franchise could not individually or in the aggregate reasonably have a Material Adverse Effect.

Section 5.03.                             Compliance with Law.  The Company will, and will cause each Company Subsidiary to, comply, in all material respects, with all Laws which are applicable with respect to the conduct of their respective businesses and the ownership of their respective properties  and will maintain in effect all government authorizations, provided that the Company shall not be deemed to be in violation of this Section 5.04 as a result of any failure to comply with any provisions of such Laws or failure to maintain in effect, the noncompliance with which and the failure to maintain which would not result in enforceable fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, could reasonably have a Material Adverse Effect.

Section 5.04.                             Maintain Listing.  The Company will use commercially reasonable efforts to (x) maintain the listing and trading of its Common Stock on the NYSE, for so long as the Company qualifies for such listing under the rules and regulations of the NYSE and (y) comply in all material respects with the Company’s reporting, filing, and other obligations, under the rules and regulations of the NYSE.  In the event that the Common Stock is no longer eligible for listing and trading on the NYSE, the Company will use commercially reasonable efforts to secure the listing or quotation of the Common Stock on the Nasdaq National Market, the Nasdaq SmallCap Market or the American Stock Exchange (if such listing is permitted by the bylaws, rules or regulations of any of the foregoing) and to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such exchanges or the National Association of Securities Dealers, Inc., as applicable.  The Company will promptly provide to the Initial Purchaser and each of the Investors copies of any notices it receives from the NYSE and any other exchange or quotation system on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges or quotation systems.

Section 5.05.                             Secure Listing.  The shares of Common Stock issuable upon conversion of the Series B-1 Stock shall be duly listed, pending notice of issuance, on the NYSE prior to the Closing and the Company shall maintain such listing in accordance with Section 5.04.

Section 5.06.                             Exempt Persons.  The provisions of the Company’s By-Laws annexed hereto as Schedule 5.06 will remain in effect.

ARTICLE VI
ACTIONS PRIOR TO CLOSING

Section 6.01.                             Access to Information.  Until the Closing Date or the earlier termination of this Agreement, the Company will permit the Initial Purchaser and representatives of the Investors to visit and inspect any of the properties of the Company or any of the Company Subsidiaries, to examine the corporate books, records, agreements and files of the Company and make copies or extracts therefrom and to request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, all upon reasonable notice and at such reasonable times and as often as the Initial Purchaser and such Investor may reasonably request.

Section 6.02.                             Consent.  Until the Closing Date, each of the parties hereto will use its reasonable best efforts and shall fully cooperate with each other party to make promptly all registrations, filings and applications, give all notices and obtain all Consents in connection with the transactions contemplated hereby.

Section 6.03.                             Publicity.  Until the Closing Date, the parties agree not to issue any announcement, press release, public statement or other information to the press or any third party with respect to this Agreement or the Contemplated Transactions without obtaining the prior written approval of the other parties hereto (which approval shall not be unreasonably withheld); provided, however, that nothing contained herein shall prevent any party hereto, at any time, from furnishing any required information to any Governmental Body or from issuing any announcement, press release, public statement or other information to the press or any third party with respect to this Agreement or the Contemplated Transactions if required by Law, although, the parties agree to consult with each other as to the content of any release so required and consider in good faith the comments of the other thereon.

ARTICLE VII
CONDITIONS TO CLOSING

Section 7.01.                             Conditions to Obligations of the Initial Purchaser and the Investors.  The obligation of the Initial Purchaser and the Investors to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived by the Initial Purchaser and/or the Investors, as applicable, in whole or in part to the extent permitted by applicable Law:

(a)                                  Consents.  The Company shall have obtained the consents set forth in Schedule 3.05, in form and substance reasonably satisfactory to the Initial Purchaser and the Investors.

(b)                                 Material Adverse Effect.  Between the date hereof and the Closing Date, neither the Company nor any Company Subsidiary shall have suffered or experienced a Material Adverse Effect.

(c)                                  No Governmental Order or Other Proceeding or Litigation.  No Order of any Governmental Body shall be in effect that restrains or prohibits the Contemplated Transactions.

(d)                                 Legal Opinion.  The Initial Purchaser and the Investors shall have received, dated the Closing Date and addressed to each of the Initial Purchaser and the Investors, an opinion of Katten Muchin Zavis Rosenman, counsel to the Company, substantially in the form attached hereto as Exhibit B.

(e)                                  Certificate of Designations.  The Certificate of Designations shall have been adopted by the Board of Trustees and shall be in full force and effect.

(f)                                    Registration Rights Agreement.  The Registration Rights Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect, in substantially the form attached hereto as Exhibit C (the “Registration Rights Agreement”).

(g)                                 Investors’ Rights Agreement.  The Investors Rights Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect, in substantially the form attached hereto as Exhibit D (the “Investors’ Rights Agreement”).

(h)                                 Stock Certificates.

(i)                                     The Company shall have delivered to the Initial Purchaser a certificate or certificates representing the Series B-1 Shares, duly registered in the name of the Initial Purchaser.

(ii)                                  The Initial Purchaser shall have delivered to the Investors certificates representing the Series B-1 Shares in the amounts specified on Schedule 2.01, duly registered by the Company in the respective names of the Investors as set forth in Schedule 2.01.

(i)                                     Company Certificates.  The Company shall have delivered to the Initial Purchaser and the Investors:

(i)                                     a certificate, dated the Closing Date, executed by the Secretary of the Company which certifies that (A) attached to such certificate is a complete and correct copy of the Declaration of Trust and all amendments thereto of the Company, and (B) attached to such certificate is a complete and correct copy of the By-Laws of the Company (including the amendments referred to in paragraph (j)) and the Certificate of Designations, each as in full force and effect at the Closing Date; and

(ii)                                  a certificate, dated the Closing Date, executed by the Secretary of the Company, which certifies as complete and correct resolutions of the Board of Trustees authorizing the execution, delivery and performance of this Agreement and each of the other Transaction Documents, the issuance and sale of the Series B-1 Stock and the issuance of the shares of Common Stock issuable upon conversion of the Series B-1 Stock, the reservation of such shares of Common Stock and the performance of the transactions contemplated by this Agreement and the other Transaction Documents.

(j)                                     By-Law Amendment.  The By-Laws of the Company shall have been amended as provided in Schedule 5.06 hereto.

(k)                                  The representations and warranties contained in this Agreement shall be accurate on the Closing Date as if made on the Closing Date and the Company shall have performed all of its covenants and agreements as set forth in this Agreement on or before the Closing Date.  The Company shall not have taken any action since the date of this Agreement that would have required a vote or waiver of the Investors or the holders of the Series B-1 Shares under any Transaction Document.

(l)                                     The Investors shall have received a certificate executed by the President of the Company stating that the conditions set forth in paragraphs (a), (b), (k) and (o) have been satisfied.

(m)                               The Investors shall have received from the Company such other certificates and documents as they shall reasonably request, and all proceedings taken by the Company in connection with the Transaction Documents and all documents and papers relating to such Primary Documents shall be satisfactory to the Purchasers.

(n)                                 The consummation of the Transaction shall not be prohibited by applicable Law.

(o)                                 The shares of Common Stock issuable upon conversion of the Series B-1 Stock shall have been listed on the NYSE, pending notice of issuance.

(p)                                 The Company shall have paid the reasonable legal expenses of the Investors incurred in connection with the Transaction pursuant to Article X below.

(q)                                 The Investors shall not be subject as of the Closing Date to any penalties or liabilities under the Code or other Laws as the result of the consummation of the transactions contemplated under this Agreement that were not applicable as of the date of execution of this Agreement.

(r)                                    It shall be a condition to each Investor’s obligations under this Agreement that all other Investors tender payment for the Series B-1 Shares as set forth on Schedule 2.01; provided, however, that the release of any such Investor as the result of such noncompliance by any other Investor shall not affect any remedy the Company may have against such noncomplying Investor.

(s)                                  Steve Mandis shall have been appointed a Trustee of the Company.

Section 7.02.                             Conditions to Obligations of the Company.  The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived by the Company:

(a)                                  No Governmental Order or Other Proceeding or Litigation.  No Order of any Governmental Body shall be in effect that restrains or prohibits the Contemplated Transactions.

(b)                                 NYSE Listing.  The shares of Common Stock issuable upon conversion of the Series B-1 Stock shall have been listed on the NYSE, pending notice of issuance.

(c)                                  Registration Rights Agreement.  The Registration Rights Agreement shall have been executed and delivered by the other parties thereto and shall be in full force and effect.

(d)                                 Investors’ Rights Agreement.  The Investors Rights Agreement shall have been executed and delivered by the other parties thereto and shall be in full force and effect.

(e)                                  It shall be a condition to the Company’s obligations under this Agreement that all Investors tender payment for the Series B-1 Shares as set forth on Schedule 2.01.

ARTICLE VIII
SURVIVAL

Section 8.01.                             Survival.  The representations, warranties and covenants to be performed at or prior to Closing of the parties set forth in this Agreement shall survive for a period of 24 months following the execution and delivery of this Agreement and thereafter shall be of no further force or effect, provided that the representations and warranties set forth in Sections 3.11 (Taxes) and 4.02(f)(Ownership and Transfer Limitations), shall survive for the applicable period of the statute of limitations and the representations and warranties set forth in Sections 3.01 (Organization), 3.02 (Authorization) and 3.04 (Capitalization) shall survive indefinitely (or if indefinite survival is not permitted by Law, then for the maximum period permitted by applicable Law).  Following the expiration of the periods set forth above with respect to any particular representation or warranty, no party hereto shall have any further liability with respect to such representation or warranty.  Except as set forth herein, all of the covenants, agreements and obligations of the parties hereto shall survive the Closing indefinitely (or if indefinite survival is not permitted by Law, then for the maximum period permitted by applicable Law).  Anything herein to the contrary notwithstanding, any claim for indemnification that is asserted by written notice which notice specifies in reasonable detail the facts upon which such claim is made as provided in this Section 8.01 within the survival period shall survive until resolved pursuant to a final non-appealable judicial determination or otherwise.

ARTICLE IX
INDEMNIFICATION

Section 9.01.                             Generally.  Subject to the limitations and other provisions of this Article IX, the Company covenants and agrees to indemnify, defend and hold harmless the Investor Related Party Members and the Initial Purchaser Group Members from and against (but only to the extent of) any and all Losses resulting from, incurred in connection with or arising out of (but only to the extent of) (a) any breach of any representation, warranty or covenant of the Company contained herein, (b) the failure of the Company to perform any of the agreements, covenants or obligations contained herein (other than if any such claim was caused by a breach by the Investors under this Agreement) and (c) claims by third parties (other than investors in, or securityholders, members, partners or Affiliates of, any Investor, or any party to an agreement with an Investor which agreement is breached or is subject to a claim that it has been breached as a result of the Company’s performance under this Agreement) resulting solely from the purchase of the Series B-1 Shares or the use by the Company of the proceeds thereof.  Subject to the limitations and other provisions of this Article IX, each Investor, severally and not jointly, covenants and agrees to indemnify, defend and hold harmless the Company Group Members from and against (but only to the extent of) any and all Losses resulting from, incurred in connection with or arising out of (but only to the extent of) (a) any breach of any representation, warranty, covenant or agreement of such Investor contained herein or (b) the failure of such Investor to perform any of the agreements, covenants or obligations of such Investor contained herein.  The term “Loss” or any similar term shall mean any and all damages, reduction in value actually realized or incurred of the original investment in the Series B-1 Shares, deficiencies, costs, claims, fines, judgments, amounts paid in settlement, expenses of investigation, interest, penalties, assessments, out-of-pocket expenses (including reasonable attorneys’ and auditors’ fees and disbursements, witness fees and court costs).  The party or parties being indemnified are referred to herein as the “Indemnitee” and the indemnifying party is referred to herein as the “Indemnitor.”

Section 9.02.                             Indemnification Procedure.

(a)                                  Any party who receives notice of a potential claim that may, in the judgment of such party, result in a Loss shall use all reasonable efforts to provide the parties hereto notice thereof, provided that failure or delay or alleged delay in providing such notice shall not adversely affect such party’s right to indemnification hereunder, unless and then only to the extent that such failure or delay or alleged delay has resulted in actual prejudice to the Indemnitor, including, without limitation, by the expiration of a statute of limitations.  In the event that any party shall incur or suffer any Losses in respect of which indemnification may be sought by such party hereunder, the Indemnitee shall assert a claim for indemnification by written notice (a “Notice”) to the Indemnitor stating the nature and basis of such claim.  In the case of Losses arising by reason of any third party claim, the Notice shall be given within thirty (30) days of the filing or other written assertion of any such claim against the Indemnitee, but the failure of the Indemnitee to give the Notice within such time period shall not relieve the Indemnitor of any liability that the Indemnitor may have to the Indemnitee, except to the extent that the Indemnitor demonstrates that the defense of such action has been materially prejudiced by the Indemnitee’s failure to timely give such Notice.

(b)                                 In the case of third party claims for which indemnification is sought, the Indemnitor shall, if necessary, retain counsel reasonably satisfactory to the Indemnitee, and have the option (i) to diligently conduct any proceedings or negotiations in connection therewith, (ii) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not settle any such claim without the consent of the Indemnitee which consent shall not be unreasonably withheld or delayed, provided, that it shall not be deemed unreasonable to withhold consent if such settlement involves a finding or admission of violation of laws or rights, or relief other than monetary damages that will be paid by the Indemnitor) and (iii) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise.  In any event, the Indemnitee shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim.  The Indemnitor shall, within 15 Business Days of receipt of the Notice, notify the Indemnitee of its intention to assume the defense of such claim (in which case the Indemnitor will be deemed to have waived any right to dispute its liability under Section 9.01 with respect to such claim and its outcome).  If (i) the Indemnitor shall decline to assume the defense of any such claim, (ii) the Indemnitor shall fail to notify the Indemnitee within 15 Business Days after receipt of the Notice of the Indemnitor’s election to defend such claim, (iii) the Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or in addition to those available to the Indemnitor (in which case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee), or (iv) a conflict exists between the Indemnitor and the Indemnitee which the Indemnitee has reasonably concluded would prejudice the Indemnitor’s defense of such action, then in each such case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee and the Indemnitee shall, at the sole expense of the Indemnitor, defend against such claim and (x) in the event of a circumstance described in clause (i) and (ii), the Indemnitee may settle such claim without the consent of the Indemnitor (and the Indemnitor may not challenge the reasonableness of any such settlement) and (y) in the event of a circumstance described in clause (iii) and (iv), the Indemnitee may not settle such claim without the consent of the Indemnitor (which consent will not be unreasonably withheld or delayed, provided, that it shall not be deemed unreasonable to withhold consent if such settlement involves a finding or admission of violation of laws or rights, or relief other than monetary damages that will be paid by the Indemnitor).  The reasonable expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne and paid by the Indemnitor if the Indemnitee is entitled to indemnification hereunder and the Indemnitor shall pay the Indemnitee, in immediately available funds, the amount of any Losses, promptly after the incurrence of such Losses.  Regardless of which party shall assume the defense or negotiation of the settlement of the claim, the parties agree, without limiting the Indemnitor’s obligations hereunder, to cooperate fully with one another in connection therewith.  In the event that any Losses incurred by the Indemnitee do not involve payment by the Indemnitee of a third party claim, then, the Indemnitor shall, within 20 days after written notice from the Indemnitee specifying the amount of Losses, pay to the Indemnitee, in immediately available funds, the amount of such Losses.  Anything in this Article X to the contrary notwithstanding, the Indemnitor shall not, without the Indemnitee’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnitee or which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnitee, a release from all liability in respect of such claim.

Section 9.03.                             Limitations on Indemnification.  Notwithstanding anything to the contrary contained herein, the liability of (i) the Company under this Article IX shall be limited to an amount equal to the Purchase Price; and (ii) each Investor under this Article IX shall be limited to an amount equal to the Purchase Price paid by such Investor.

ARTICLE X
FEES, EXPENSES AND COSTS

Section 10.01.                         The Company agrees to pay at the Closing (or in the event the transactions contemplated hereunder are not consummated other than as the result of noncompliance by the Investors) and hold the Investors harmless against liability for the payment of reasonable legal fees and expenses owed by such Investors to their counsel, incurred in connection with this Agreement and other reasonable costs and expenses (including, without limitation, accounting expenses and consultants’ fees) incurred by the Investors in connection with this Agreement, up to a maximum aggregate amount of $100,000.  In the event the Company requests that the Transaction Documents be amended, or if the Company files for bankruptcy or is declared bankrupt, the Company shall pay the reasonable legal fees incurred by the Investors in connection therewith.

ARTICLE XI
TERMINATION

Section 11.01.                       Termination.  This Agreement may be terminated on or any time prior to the Closing by the mutual written consent of each of the Investors and the Company.

Section 11.02.                       Effect Of Termination.  In the event of the termination of this Agreement as provided in Section 11.01, all obligations and agreements of the parties set forth in this Agreement shall forthwith become void except for the obligations set forth in:  (i) Section 6.03

(Publicity), (ii) Article IX (Indemnification) and (iii) Article X (Fees, Expenses and Costs), and there shall be no liability or obligation on the part of the parties hereto except as otherwise provided in this Agreement.  Notwithstanding the foregoing, the termination of this Agreement under Section 11.01 shall not relieve either party of any liability for breach of this Agreement prior to the date of termination.

ARTICLE XII
MISCELLANEOUS

Section 12.01.                       Notices and Addresses.  Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile or electronic mail; on and upon receipt, if delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery, or if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

If to the Company:

First Union Real Estate Equity and Mortgage Investments
7 Bulfinch Place, Suite 500,
P.O. Box 9507,
Boston, Massachusetts 02114
Facsimile: (617) 570-4746
Telephone: (617) 570-4600
E-mail: ASST@wfajericho.com

with a copy to:

Katten Muchin Zavis Rosenman
575 Madison Avenue
New York, New York 10022
Attention: Mark I. Fisher
Facsimile: (212) 940-8776
Telephone: (212) 940-8800
E-mail: mark.fisher@kmzr.com

If to the Initial Purchaser:

Perrin Holden & Davenport Capital Corp.
5 Hanover Square
New York, NY 10004
Attention: Nelson Braff
Facsimile:
Telephone: (212) 566-5100
E-mail: nbraffphd@aol.com

If to any Investor, to the address set forth on such Investor’s signature page attached hereto, with a copy to:

Mark Weissler, Esq.
Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, NY 10005
Facsimile: (212) 822-5446
Telephone: (212) 530-5446
E-mail: mweissler@milbank.com

Section 12.02.                       Captions.  The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

Section 12.03.                       No Waiver.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  Any waiver must be in writing.  Any of the covenants or agreements contained in this Agreement may be waived only by the written consent of the Initial Purchaser and the Investors.

Section 12.04.                       Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party.

Section 12.05.                       Exclusive Agreement; Amendment.  This Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated except by a written instrument executed by the party or parties against whom enforcement thereof is sought.

Section 12.06.                       Limitation on Assignment; Parties in Interest.

(a)                                  No assignment of this Agreement or of any rights or obligations hereunder may be made by the Company or the Investors (by operation of Law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

(b)                                 This Agreement shall be binding upon, and shall inure to the benefit of, and be enforceable by, the parties and their respective successors, transferees and assigns.

Section 12.07.                       Obligations of Investors Several.  The obligations of the Investors hereunder shall be several and not joint.  No Investor shall be responsible for the breach of any provision of this Agreement by any other Investor.

Section 12.08.                       Governing Law.  This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal Laws of the State of New York, without regard to the conflicts of Law principles thereof which would specify the application of the Law of another jurisdiction.

Section 12.09.                       Jurisdiction.  Each of the Investors and the Company (a) hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court sitting in New York County, New York for the purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof brought by the Company, or any Investor, (b) hereby waives the right to jury trial and (c) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.  If a judgment is obtained, this Section shall not preclude enforcement thereof in any forum.

Section 12.10.                       No Third Party Beneficiary.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article IX; provided, however, that Credit Suisse First Boston and its Affiliates shall be entitled to the benefits of, and to rely on, the representation set forth in Section 4.03.

Section 12.11.                       Injunctive Relief.  In the event that any party threatens to take any action prohibited by this Agreement, the parties agree that there may not be an adequate remedy at law.  Accordingly, in such an event, a party may seek and obtain preliminary and permanent injunctive relief (without the necessity of posting any bond or undertaking).  Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

Section 12.12.                       Counterparts.  This Agreement may be executed via facsimile and in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

Section 12.13.                       Actions Simultaneous.  All actions to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed and delivered simultaneously and no actions shall be deemed to have been taken nor shall any documents be deemed to have been executed and delivered until all actions have been taken and all documents have been executed and delivered.

Section 12.14.                       Home Office Payment.  So long as any Investor or its nominee shall be the holder of any Shares, and notwithstanding anything contained in the Certificate of Designations to the contrary, the Company will pay all sums becoming due with respect to such Shares, other than with respect to redemption, by direct deposit of automated clearinghouse funds into such account as the Investor shall provide by written notice to the Company, subject to execution of such documentation as the Company’s transfer agent shall reasonably require.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FIRST UNION REAL ESTATE EQUITY
AND MORTGAGE INVESTMENTS

By:
Name:
Title:

HALCYON STRUCTURED OPPORTUNITIES FUND, L.P.

By:
Name: Steve Mandis
Title:

Address: c/o	Halcyon Management Company
477 Madison Avenue, 8th Floor
New York, NY 10022
212-303-9493
smandis@halcyonllc.com

FAIRHOLME VENTURES II LLC

By:
Name: Bruce Fairholme
Title:

Address: c/o	Fairholme Capital Management, L.L.C.
51 John F. Kennedy Parkway
Short Hills, NJ 07078
973-379-6557
bruce@fairholme.net

HBK FUND L.P.

By: HBK Investments L.P., Investment Advisor

By:
Name:
Title: Authorized Signatory

Address: c/o	HBK Investments
300 Crescent Court, Suite 700
Dallas, TX 75201
214-758-6132
jestes@hbk.com

GOLDMAN SACHS & CO.

By:
Name:
Title:

Address: c/o	Goldman Sachs & Co.
85 Broad St.
New York, NY 10004
212-902-2734
jessica.beattie@gs.com

KING STREET CAPITAL, L.P.

By:	King Street Capital Management, L.L.C.
Its Investment Manager

By:
Name:
Title:

Address: c/o	King Street Capital Management
65 East 55th Street, 30th Floor
New York, NY 10022
212-812-3109
mpaige@kingstreet.com

BASSO MULTI-STRATEGY HOLDING FUND LTD.

By:
Name: Howard Fischer
Title:

Address: c/o	Basso Capital Management
1266 East Main Street, 4th Floor
Stamford, CT 06902
203-352-6120
hfischer@bassocap.com

KIMCO REALTY CORPORATION

By:
Name: David Henry
Title:

Address: c/o	Kimco Realty Corporation
3333 New Hyde Park Road
New Hyde Park, NY 11042
516-869-7166
dhenry@kimcorealty.com

INITIAL PURCHASER:

By:

Name: Nelson Braff

Title: